UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2009

MIVA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On February 1, 2009, MIVA, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the master services agreement (the “Master Services Agreement”) with Perot Systems Corporation (“Perot Systems”), pursuant to which the Company outsourced certain of its information technology infrastructure services, application development and customer services functions.

Under the terms of the Amendment, the Master Services Agreement will expire on April 30, 2009, and certain other provisions of the Master Services Agreement have been modified or terminated. The Company anticipates it will in-house the maintenance, infrastructure and support functions currently managed by Perot Systems. The Amendment was entered as part of MIVA Inc.’s ongoing cost reduction measures and to facilitate the streamlining of the Company’s MIVA Media operations and the anticipated operational efficiencies resulting from the Company’s new technology platform.

Perot Systems is expected to continue to provide application development services for the Company’s new technology platform and to work with the Company on the transition of services related to the expiration of the Master Services Agreement. It is also expected that Perot Systems will continue to provide certain network operations monitoring and after-hours support services to the Company on an ad hoc basis.

In connection with the Amendment, the Company has issued a letter of credit to Perot Systems for $1.044 million for a portion of the remaining application development costs related to the Company’s new technology platform. Additionally, the Company expects to incur approximately $615,000 in fees for transition services under the Amendment. It is expected that these fees will be spread over February, March and April 2009 as the transition takes place.

This Current Report on Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “will,” “plan,” “intend,” “anticipate,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) the anticipated fees payable to Perot Systems, (2) the development anticipated efficiencies of the Company’s new technology platform, and (3) the timing and success of in-housing maintenance, infrastructure and support functions. Additional key risks are described the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007, and the most recently filed quarterly report on Form 10-Q. The Company undertakes no obligation to update the information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: February 5, 2009

By:	/s/ Peter A. Corrao
Peter A. Corrao
President and Chief Executive Officer